                                  SCHEDULE 14A
                                  (RULE 14-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                              --------------------

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant    |X|
Filed by a Party other than the Registrant  | |

Check the appropriate box:
| | Preliminary Proxy Statement
| | Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
| | Definitive Additional Materials
| | Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            NEW ERA OF NETWORKS, INC.
                            -------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
| | Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1)   Title of each class of securities to which transaction
          applies:
                   ------------------------------------------------------------
    (2)   Aggregate number of securities to which transaction
          applies:
                   ------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
    (4)   Proposed maximum aggregate value of transaction:
                                                          ---------------------
    (5)   Total fee paid:
                         ------------------------------------------------------
| | Fee paid previously with preliminary materials.
| | Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           (1)   Amount Previously Paid:
                                         --------------------------------------
           (2)   Form, Schedule or Registration Statement No.:
                                                               ----------------
           (3)   Filing Party:
                               ------------------------------------------------
           (4)   Date Filed:
                             --------------------------------------------------

                      [LOGO OF NEW ERA OF NETWORKS, INC.]
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2000

To the Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders of New Era of Networks, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 23, 2000 at 2:00 p.m., local time, at the Company's headquarters, 6550 S. Greenwood Plaza Boulevard, Englewood, Colorado 80111, for the following purposes:

          1. To elect two Class I directors to serve for terms of three years and until their successors are duly elected and qualified.

          2. To approve an amendment to the Company's 1997 Director Option Plan to (a) increase the number of shares reserved for issuance thereunder by 200,000 shares, (b) include a provision providing for the automatic increase in the number of shares available for grant each fiscal year and
     (c) increase the annual option grant to non-employee directors from 10,000 to 11,000 shares.

          3. To ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 31, 2000.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

     Only stockholders of record of the Company's Common Stock at the close of business on March 31, 2000, the record date, are entitled to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                            By the Order of the Board of
                                            Directors
                                            of New Era of Networks, Inc.

                                            /s/LENOARD M.GOLDSTEIN
                                            Leonard M. Goldstein
                                            Senior Vice President,
                                            Chief Administrative Officer and
                                            Secretary

Englewood, Colorado
April 17, 2000

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                           NEW ERA OF NETWORKS, INC.
                             ---------------------

                                PROXY STATEMENT
                    FOR 2000 ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

                               PROCEDURAL MATTERS

GENERAL

     This Proxy Statement is being furnished to holders of common stock, par value $0.0001 per share (the "Common Stock") of New Era of Networks, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 23, 2000 at 2:00 p.m., local time, and at any adjournment or postponement thereof, for the purposes of considering and acting upon the matters set forth herein.

     The Annual Meeting will be held at the Company's headquarters, 6550 S. Greenwood Plaza Boulevard, Englewood, Colorado 80111. The Company's telephone number is (303) 694-3933.

     This Proxy Statement and the accompanying form of proxy card are first being mailed on or about April 17, 2000, together with the Company's 1999 Annual Report to Stockholders, to all holders of Common Stock entitled to vote at the Annual Meeting.

VOTING AT THE ANNUAL MEETING; RECORD DATE

     Only holders of record of the Company's Common Stock at the close of business on March 31, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. As of the Record Date, there were 35,265,071 shares of the Company's Common Stock outstanding. No shares of preferred stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company's Common Stock, see "Beneficial Share Ownership by Principal Stockholders and Management."

QUORUM; REQUIRED VOTE

     The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to ratify the amendment to the Company's 1997 Director Plan and to ratify the appointment of auditors.

     Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. However, broker non-votes are not deemed to be "votes cast." As a result, broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. Abstentions are deemed to be "votes cast" and will have the effect of votes in opposition of a given proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

PROXIES

     All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that

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

proxy will be voted as recommended by the Board. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (1) by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy relating to the same shares or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy should be hand delivered to the Secretary of the Company or should be sent so as to be delivered to New Era of Networks, Inc., 6550 S. Greenwood Plaza Boulevard, Englewood, Colorado 80111, Attention:
Secretary.

EXPENSES OF SOLICITATION

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of the Company's Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, telegram, letter, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

     Stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company's proxy materials for the annual meeting of stockholders to be held in 2001, stockholder proposals must be received by the Secretary of the Company no later than December 4, 2000, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     In addition, the Company's Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of the stockholders. To be properly brought before an annual meeting or special meeting, nominations for the election of director or other business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or other person so authorized pursuant to the Company's Bylaws, (2) otherwise properly brought before the meeting by or at the direction of the Board or (3) otherwise properly brought before the meeting by a stockholder. For such nominations or other business to be considered properly brought before the meeting by a stockholder, such stockholder must have given timely notice and in proper form of his or her intent to bring such business before such meeting.

     To be timely, such stockholder's notice must be delivered to or mailed and received by the Secretary of the Company not less than 90 days prior to the meeting; provided, however, that in the case of a meeting called by or on behalf of the Board of Directors of the Company where prior notice, or public disclosure, of the meeting has not been given or made at least 100 days prior to such meeting, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper form, a stockholder's notice to the Secretary shall set forth: (1) the name and address of the stockholder who intends to make the nominations, propose the business, and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed; (2) a representation that the stockholder

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

is a holder of record of stock of the Company entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice; (3) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (4) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors and (5) if applicable, the consent of each nominee to serve as director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures. All notices of proposals by stockholders, whether or not included in the Company's proxy materials, should be sent to New Era of Networks, Inc., 6550 S. Greenwood Plaza Boulevard, Englewood, Colorado 80111,
Attention: Secretary.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

GENERAL

     The Company's Board of Directors is currently comprised of eight members who are divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

NOMINEES FOR CLASS I DIRECTORS

     Two Class I directors are to be elected at the Annual Meeting for three-year terms ending on the date of the annual stockholder's meeting in 2003. The Board of Directors has nominated George F. (Rick) Adam, Jr. and Steven Lazarus for re-election as Class I directors. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the election of Mr. Adam and Mr. Lazarus. The Company expects that George F.
(Rick) Adam, Jr. and Steven Lazarus will accept such nomination; however, in the event that Mr. Adam or Mr. Lazarus are unable or decline to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the present Board of Directors to fill the vacancy. The term of office of the persons elected as directors will continue until such directors' terms expire in 2003 or until such directors' successors have been elected and qualified.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

INFORMATION REGARDING NOMINEE AND OTHER DIRECTORS

     Set forth below is certain information regarding the nominees for Class I directors and each other director of the Company whose term of office continues after the Annual Meeting.

           NOMINEES FOR CLASS I DIRECTORS FOR TERMS EXPIRING IN 2003

NAME                        AGE           PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
----                        ---           --------------------------------------------
George F. (Rick) Adam, Jr.  53    Chairman of the Board of Directors and CEO of the Company.
                                  Mr. Adam has served as Chairman of the Board, Chief
                                  Executive Officer and a Director of the Company since
                                  founding the Company in June 1993. From 1987 to 1993, Mr.
                                  Adam was a General Partner of Goldman, Sachs & Co. and
                                  served as the Chief Information Technology Officer. From
                                  1980 to 1987, Mr. Adam was Chief Information Officer and
                                  Vice President of Personnel for Baxter Health Care
                                  Corporation. Mr. Adam received a B.S. degree from the U.S.
                                  Military Academy, West Point, New York.
Steven Lazarus              68    Venture Capitalist. Mr. Lazarus has served as a Director of the Company since April 1995. Since 1986, Mr. Lazarus has
                                  served as a senior principal of various venture capital
                                  funds associated with ARCH Venture, including President and
                                  Chief Executive Officer of ARCH Development Corporation and
                                  Managing Director of ARCH Venture Partners. From 1986 to
                                  1994, Mr. Lazarus served as the Associate Dean of the
                                  Graduate School of Business of the University of Chicago. He
                                  currently serves as a director of Amgen, Primark, Nanophase
                                  Technologies and Illinois Superconductor. Mr. Lazarus holds a B.A. degree from Dartmouth College and an M.B.A. degree
                                  from the Harvard Graduate School of Business.

            INCUMBENT CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2002

NAME                 AGE           PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
----                 ---           --------------------------------------------
Joseph E. Kasputys   63    Chairman, President and Chief Executive Officer of Primark
                           Corporation. Mr. Kasputys has served as a director of the
                           Company since July 1998. Since 1988, Mr. Kasputys has served as Chairman, President and Chief Executive Officer of
                           Primark Corporation. He currently serves as a director of
                           Lifeline Systems. Mr. Kasputys holds a B.A. degree from
                           Brooklyn College and masters and doctorate degrees in
                           Business Administration from the Harvard Graduate School of
                           Business where he was a Baker Scholar and a Warren G.
                           Harding Aerospace Fellow.
Harold A. Piskiel    53    Information Technology Consultant. Mr. Piskiel has served as a director of the Company since March 1995. Mr. Piskiel
                           served as Executive Vice President and Chief Technology
                           Officer from March 1995 to February 2000 and continues to
                           serve as consultant to the Company. From 1993 to 1995, Mr.
                           Piskiel served as the Chief Architect and Project Manager
                           for the Information Technology Division of Merrill Lynch &
                           Co. From 1984 to 1993, Mr. Piskiel served as Vice President of Data Administration and Distribution Architecture at
                           Goldman, Sachs & Co. Mr. Piskiel holds a B.A. degree from
                           Long Island University.
Melvyn E. Bergstein  57    Chairman, Chief Executive Officer of Diamond Technology
                           Partners, Inc. Mr. Bergstein has served as a director of the
                           Company since August 1999. Mr. Bergstein co-founded Diamond
                           Technology Partners, Inc. in January 1994 and serves as its
                           Chairman and Chief Executive Officer. Prior to co-founding
                           Diamond Technology Partners, Inc., Mr. Bergstein held
                           several senior executive positions with Technology Solutions
                           Company from 1991 to 1993. Prior to that time, Mr. Bergstein held several senior positions with other consulting firms, including twenty-one years in various positions with the
                           Arthur Andersen & Co.'s consulting division (now Andersen
                           Consulting). Mr. Bergstein holds a B.S. degree in Economics from The Wharton School of the University of Pennsylvania
                           and is a Certified Public Accountant.

            INCUMBENT CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2001

NAME                  AGE           PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
----                  ---           --------------------------------------------
Patrick J. Fortune    52    President and Chief Operating Officer of the Company. Dr.
                            Fortune has served as a Director of the Company since
                            February 1998. Since April 1999, Dr. Fortune has been
                            President and Chief Operating Officer of the Company. From
                            October 1995 to April 1999 he served as Vice President,
                            Information Technology, and Chief Information Officer for
                            Monsanto Company. From September 1994 to September 1995, Dr.
                            Fortune served as President and Chief Operating Officer of
                            Coram Healthcare Corporation in Colorado. From December 1991
                            to August 1994, Dr. Fortune was Vice President, Information
                            Management, at Bristol-Myers Squibb. He currently serves as a director of Parexel International Corporation. Dr. Fortune holds a B.A. degree from the University of Wisconsin, an
                            M.B.A. degree from Northwestern University and a Ph.D. in
                            physical chemistry from the University of Wisconsin.
Mark L. Gordon        49    Attorney at Law. Mr. Gordon has served as a Director of the
                            Company since the Company's inception. Since 1979, Mr.
                            Gordon has been a partner in the law firm of Gordon &
                            Glickson PC, directing the firm's information communications and technology practice. Mr. Gordon holds a B.A. degree from the University of Michigan and a J.D. degree from the
                            Northwestern University School of Law.

NAME                  AGE           PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
----                  ---           --------------------------------------------
Elisabeth W. Ireland  42    Partner, The Hamilton Companies. Ms. Ireland has served as a
                            Director of the Company since January 1998. Since January
                            1994, Ms. Ireland has been a partner with The Hamilton
                            Companies, an investment partnership. From 1988 to 1994, Ms.
                            Ireland was a private investor and consultant. From 1986 to
                            1988, Ms. Ireland was Director of Marketing and Sales for
                            Bloomberg L.P., a financial information service. Ms. Ireland holds an A.B. degree from Smith College and an M.B.A. degree from The Wharton School at the University of Pennsylvania.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of seven meetings (including regularly scheduled and special meetings) during 1999. During the last fiscal year, no incumbent director while a member of the Board of Directors, attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which such director served except for Melvyn E. Bergstein who attended two of the three meetings of the Board held in 1999 after his appointment to the Board.

     The Board of Directors of the Company has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee, which currently consists of Ms. Ireland and Mr. Bergstein, is responsible for (1) recommending engagement of the Company's independent auditors, (2) approving the services performed by such auditors, (3) consulting with such auditors and reviewing with them the results of their examination, (4) reviewing and approving any material accounting policy changes affecting the Company's operating results, (5) reviewing the Company's control procedures and personnel, and (6) reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee held two meetings during 1999.

     The Compensation Committee, which currently consists of Messrs. Lazarus, Gordon and Kasputys, is responsible for (1) reviewing and approving the compensation and benefits for the Company's officers and other employees, (2) administering the Company's stock purchase and stock option plans, and (3) making recommendations to the Board of Directors regarding such matters. The Compensation Committee held no formal meetings during fiscal 1999. Messrs. Lazarus, Gordon and Kasputys are not officers or employees of the Company.

     The Nominating Committee, which currently consists of Messrs. Lazarus and Adam (1) recommends candidates to fill vacancies on the Board of Directors and a slate of directors for election at the Annual Meeting, (2) evaluates the size and composition of the Board of Directors, and recommends criteria for the selection of persons to the Board of Directors, and (3) periodically reviews and makes recommendations to the Board of Directors with respect to the Company's overall compensation programs for directors.

COMPENSATION OF DIRECTORS

     In 1999, each non-employee director received $1,000 per meeting, plus all expenses associated with attendance at Board of Directors meetings, as their sole cash remuneration. In addition, non-employee directors participate in the Company's 1997 Director Option Plan (the "Director Plan").

     The Board of Directors adopted the Director Plan in January 1997 and it became effective in June 1997 following the Company's initial public stock offering. The Director Plan provides for the automatic grant to non-employee directors of the Company of options to purchase shares of Common Stock. The Director Plan is administered by the Board of Directors, unless the Board delegates administration to a committee. An aggregate of 200,000 shares of Common Stock has been reserved for issuance under the Director Plan, subject to adjustment in the event of certain capital changes. Each non-employee director is automatically granted an option to purchase 33,332 shares on the date such person first becomes a non-employee director. In addition, each non-employee director is automatically granted an option to purchase 10,000 shares for each subsequent year of service, on the day following the annual stockholder meeting.

     Options granted under the Director Plan expire ten years after the date of grant unless terminated sooner upon termination of optionee's status as a director or otherwise pursuant to the Director Plan, and have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant. Initial options granted under the Director Plan become exercisable cumulatively over a three-year period as to one-third of the shares subject to the option on each anniversary of the grant date, provided the optionee continues to serve as a director. Each annual grant under the Director Plan becomes exercisable in full on the third anniversary of the grant date, provided the optionee continues to serve as a director. In the event of any change in control of the Company, as defined in the Director Plan, outstanding options under the Director Plan must be assumed (or an equivalent option substituted) by the successor corporation, or the options shall become exercisable in full for at least 15 days after notice of the change of control is given by the Company to the optionee. In addition, if within one year following such a change in control a director shall involuntarily cease to be a director, such director shall be entitled to option vesting through the date of termination as a director plus one additional year thereafter.

     In August 1999, the Company granted Mr. Bergstein options to purchase 33,332 shares of Common Stock under the Director Plan at an exercise price of $13.00 per share. In June 1999, the Company granted each of Mr. Lazarus, Mr. Gordon, Ms. Ireland and Mr. Kasputys options to purchase 10,000 shares of Common Stock under the Director Plan at an exercise price of $38.875 per share.

REQUIRED VOTE

     The two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law.

                                 PROPOSAL NO. 2

                     APPROVAL OF AMENDMENT TO THE COMPANY'S
                           1997 DIRECTOR OPTION PLAN

GENERAL

     The Company's 1997 Director Option Plan (the "Director Plan") was adopted in 1997 to provide stock option grants to non-employee members of the Company's Board of Directors. An aggregate of 200,000 shares of Common Stock were reserved for issuance under the Director Plan, of which, as of March 15, 2000, options to purchase an aggregate of 162,576 shares were outstanding and no shares remained available for future grants. Since 1997 the Board has expanded from three to five outside directors and consequently has fully utilized the initial number of shares reserved under the Director Plan.

PROPOSAL

     At the Annual Meeting, the stockholders are being requested to approve the amendment to the Director Plan to (i) increase the number of shares reserved for issuance thereunder by 200,000 shares for an aggregate of 400,000 shares reserved for issuance thereunder, (ii) provide for the automatic increase in the number of shares of Common Stock reserved for issuance under the Director Plan upon the expiration of each fiscal year following the date of Annual Meeting in an amount equal to the lesser of (a) 200,000 shares or (b) a lesser amount determined by the Board of Directors and (iii) increase the annual option grant to non-employee directors from 10,000 to 11,000 shares. The amendment to increase the number of shares reserved under the Director Plan is proposed in order to continue the Company's ability to grant stock options in order to attract and retain non-employee members to serve on the Board of Directors. The Company believes that this policy is of great value in attracting and retaining the best available personnel for service as a Director who is not an Employee (an "Outside Director") of the Company, to provide additional incentive to Outside Directors of the Company to serve as directors, and to encourage their continued service on the Board. The Board of Directors believes that the ability to grant options will be important to the future success of the Company by allowing it to accomplish these objectives.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the votes duly cast will be required to approve the Board of Directors' amendment to the Director Plan.

SUMMARY OF THE DIRECTOR PLAN

     Administration. The Director Plan provides for grants of options to be made in two ways:

          (a) Each Outside Director is automatically granted an option to purchase 33,332 shares (the "First Option") upon the date such individual first becomes a director, whether through election by the stockholders of the Company or by appointment by the Board in order to fill a vacancy; and

          (b) Currently each non-employee director is automatically granted an option to purchase 10,000 shares (the "Subsequent Option") on the first day following the annual stockholder meeting of each year, if on such date he or she shall have served on the Board for at least the preceding six (6) months. The proposed amendment would increase the Subsequent Option grant to an option to purchase 11,000 shares.

     The Board has the authority, in its discretion, to: (i) determine the fair market value of the Common Stock; (ii) interpret the Director Plan; (iii) prescribe, amend and rescind rules and regulations relating to the Director Plan; (iv) authorize any person to execute, on behalf of the Company, any instrument required to effectuate the grant of an option previously granted under the Director Plan; and (v) make all other determinations deemed necessary or advisable for the administration of the Director Plan. All decisions, determinations and interpretations of the Board are final.

     Eligibility; Limitations. Only non-employee directors of the Board are eligible to receive nonstatutory stock options under the Director Plan.

     Terms and Conditions of Options. Each option is evidenced by a director option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

          (a) Exercise Price. The exercise price of options granted under the Director Plan is 100% of the fair market value per share of the Common Stock on the date of grant, generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the date of grant.

          (b) Exercise of Option. The First Option shall vest as to 1/3 of the optioned stock on the first anniversary after the date of grant, and as to an additional 1/3 of the optioned stock on the second anniversary after the date of grant, and as to the remaining 1/3 on the third anniversary after the date of grant. Each Subsequent Option shall vest as to 100% of the optioned stock on the third anniversary after the date of grant. An option shall be exercisable in whole or in part by giving written notice to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares.

          (c) Forms of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Director Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, any payment permitted under applicable law, or any combination thereof.

          (d) Term of Option. The term of any option shall be ten (10) years from the date of grant. No option may be exercised after the expiration of its term.

          (e) Termination of Directorship. If an optionee's status as a director terminates for any reason, then all options held by the optionee under the Director Plan expire three months following the termination. If the optionee's status as a director terminates due to death or disability, then all options held by the optionee under the Director Plan expire twelve months following the termination. In no case may an option be exercised after the expiration date of the option.

          (f) Nontransferability of Options. Options granted under the Director Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

          (g) Other Provisions. The director option agreement may contain other terms, provisions and conditions not inconsistent with the Director Plan as may be determined by the Board.

     Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Director Plan, the number and class of shares of stock subject to any option outstanding under the Director Plan, and the exercise price of any such outstanding option.

     Unless otherwise determined by the Board, in the event of a proposed liquidation or dissolution, any unexercised options will terminate prior to such action. The Board may give the optionee the right to exercise any unexercised options, including shares as to which the option would not otherwise be exercisable, prior to their termination.

     In the event of a merger of the Company or the sale of substantially all of the assets of the Company, each option may be assumed or an equivalent option substituted for by the successor corporation. If an option is assumed or substituted for by the successor corporation, it shall continue to vest as provided in the Director Plan. If the successor corporation does not agree to assume or substitute for the option, each option shall become fully vested and exercisable for a period of fifteen (15) days from the date the Board notifies the optionee of the option's full exercisability, after which period the option will terminate.

     Change in Control. In the event of the termination of optionee's status as a director other than by voluntary resignation within one year after a change of control, any options outstanding on the date of such change in control that are not yet exercisable and vested on such date shall become fully vested and exercisable. A change of control is defined as the acquisition of at least fifty percent of the voting power of the Company by a "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934).

     Amendment and Termination of the Director Plan. The Board may amend, alter, suspend or terminate the Director Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the Director Plan to the extent necessary to comply with applicable laws or regulations. No such action by the Board or shareholders may alter or impair any option previously granted under the 1997 Director Plan without the consent of the optionee. Unless terminated earlier, the Director Plan shall terminate in June 2007. Any options outstanding under the Director Plan at the time of termination shall remain outstanding until they expire by their terms.

     Federal Income Tax Consequences. The following discussion summarizes certain U.S. federal income tax considerations for directors receiving options under the Director Plan and certain tax effects on the Company, based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service. However, the summary is not intended to be a complete discussion of all the federal income tax consequences of this plan. Options granted under the Director Plan do not qualify as incentive stock options under Section 422 of the Code (a "nonstatutory option"). An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     THE FOREGOING SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE DIRECTOR PLAN DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE OPTIONEE'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE.

PLAN BENEFITS

     The Company cannot currently determine the number of shares for which options will be granted in the future pursuant to the Director Plan to the non-employee directors. However, see "Compensation of Directors" for the number of stock options granted pursuant to the Director Plan to the non-employee directors in the last fiscal year.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE DIRECTOR PLAN. THE EFFECT OF AN ABSTENTION IS THE SAME AS A VOTE AGAINST THE AMENDMENT TO THE DIRECTOR PLAN.

                                 PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Arthur Andersen LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2000, and has determined that it would be desirable to request that the stockholders ratify such appointment.

     Arthur Andersen LLP has audited the Company's financial statements since the Company's inception. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

REQUIRED VOTE

     Although stockholder approval is not required for the appointment of Arthur Andersen LLP since the Board of Directors has the responsibility of selecting auditors, the Board of Directors has conditioned its appointment of the Company's independent auditors upon the receipt of the affirmative vote of a majority of the votes duly cast at the Annual Meeting. In the event that the stockholders do not approve the selection of Arthur Andersen LLP, the Board of Directors will reconsider its appointment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR ENDING DECEMBER 31, 2000.

                         BENEFICIAL SHARE OWNERSHIP BY
                     PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of Common Stock of the Company as of March 15, 2000 for the following: (1) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (2) each of the Company's directors; (3) each of the officers named in the Summary Compensation Table on page 15 hereof; and (4) all directors and executive officers of the Company as a group.

                                                                  SHARES       PERCENTAGE
                                                               BENEFICIALLY   BENEFICIALLY
5% STOCKHOLDERS, DIRECTORS AND OFFICERS(1)                       OWNED(2)        OWNED
------------------------------------------                     ------------   ------------
George F. (Rick) Adam, Jr.(3)...............................    4,863,101         13.9%
FMR Corp. (nominee for Fidelity Management & Research
  Company)(4)...............................................    4,568,580         13.1%
AXA Financial, Inc. (formerly The Equitable Companies
  Incorporated)(5)..........................................    2,504,199          7.2%
DIRECTORS
Patrick J. Fortune(6).......................................       89,020        *
Mark L. Gordon(7)...........................................       44,332        *
Elisabeth W. Ireland(8).....................................       39,853        *
Joseph E. Kasputys(9).......................................       15,110        *
Steven Lazarus(10)..........................................       85,031        *
Harold A. Piskiel...........................................      231,998        *
Melvyn E. Bergstein(11).....................................            0        *
EXECUTIVE OFFICERS
Robert I. Theis(12).........................................      182,801        *
Frederick T. Horn 13).......................................      114,931        *
Stephen E. Webb(14).........................................      103,655        *
All directors and executive officers as a group (14
  persons)(15)..............................................    5,867,057         16.6%

---------------

  *  Less than 1%.

 (1) This information was obtained from filings made with the SEC pursuant to Sections 13(d) or 13(g) of the Exchange Act. Unless otherwise indicated, the address of each of the individuals or entities named above is: c/o New Era of Networks, Inc., 6550 S. Greenwood Plaza Boulevard, Englewood, Colorado 80111.

 (2) The number and percentage of shares beneficially owned is determined is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days of March 15, 2000 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

 (3) Mr. Adam is also Chairman of the Board and Chief Executive Officer of the Company. Includes 54,982 shares of the Common Stock held in the name of Adam's Investments I, LLLP, George F. Adam, III; 60,982 shares of Common Stock held in the name of Adam's Investments II, LLLP, John C. Adam; 30,604 shares of Common Stock held in the name of Adam's Investments III, LLLP, George F. Adam, Jr., Trustee for Gregory S. Adam; 30,604 shares of Common Stock held in the name of Adam's Investments IV, LLLP, George F. Adam, Jr., Trustee for Rebecca Adam; 1,000 shares of Common Stock held in the name of Adam's Investments V, LLLP, George F. Adam, Jr., Trustee for Naomi Adam; 6,000 shares of Common Stock held in the name of the Adam Family Foundation, George F. Adam, Jr., Trustee and 270,000 shares held in various GRATs (Grantor Retained Annuity Trusts). Also includes 14,333 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of March 15, 2000.

 (4) The address of FMR Corp. (nominee for Fidelity Management & Research Company) is 82 Devonshire Street, Boston, Massachusetts 02109.

 (5) The address of AXA Financial, Inc. (formerly The Equitable Companies Incorporated) is 1290 Avenue of the Americas, New York, New York 10104.

 (6) Dr. Fortune is also President and Chief Operating Officer of the Company. Includes 67,577 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of March 15, 2000.

 (7) Includes 3,000 shares held by Mark L. Gordon, Trustee of the Mark L. Gordon Trust and 500 shares held by Mr. Gordon's wife. Also includes 38,332 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of March 15, 2000.

 (8) Includes 14,444 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of March 15, 2000.

 (9) Includes 11,110 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of March 15, 2000.

(10) Includes 5,496 shares of Common Stock registered in the name of ARCH Venture Fund II, L.P., a limited partnership of which Steven Lazarus is a general partner. Also includes 20,581 shares held in The Lazarus Gift Trust dated 8/13/93, F/B/O Arlene Lazarus. Also includes 38,332 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of March 15, 2000.

(11) Mr. Bergstein joined the Board of Directors in August 1999. Mr. Bergstein owns no Common Stock and is not yet vested in any stock options.

(12) Includes 120,124 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 15, 2000.

(13) Includes 200 shares registered in the name of Frederick T. Horn, Custodian F/B/O Annie Gray Horn, minor. Also includes 58,960 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 15, 2000.

(14) Includes 45,126 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 15, 2000.

(15) Includes 426,839 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 15, 2000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all such forms that they file.

     Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during 1999 all
Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were complied with.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee currently consists of Messrs. Lazarus, Gordon and Kasputys. No interlocking relationship exists between any member of the Company's Board of Directors or Compensation Committee and any member of the Board of Directors or compensation committee of any other Company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning total compensation received by the Chief Executive Officer and each of the four most highly compensated executive officers during the last fiscal year (the "Named Officers") for services rendered to the Company in all capacities during the last three fiscal years.

                                                                          LONG-TERM
                                                                     COMPENSATION AWARDS
                                           ANNUAL COMPENSATION    --------------------------
                                          ---------------------   RESTRICTED     SECURITIES     ALL OTHER
                                 FISCAL    SALARY       BONUS     STOCK AWARD    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR     ($)(1)        ($)          ($)        OPTIONS (#)       ($)
---------------------------      ------   --------     --------   -----------    -----------   ------------
George F. (Rick) Adam, Jr. ....   1999    $308,333     $113,750    $     --             --       --
  Chairman of the Board and       1998     205,000           --          --         20,000       --
  Chief Executive Officer         1997     162,500           --          --         22,000       --
Patrick J. Fortune(2)..........   1999    $225,000     $     --    $295,000(5)     410,000       --
  President and Chief             1998          --           --          --             --       --
  Operating Officer               1997          --           --          --             --       --
Robert I. Theis................   1999    $264,063(3)  $ 30,000    $     --         55,001       --
  Executive Vice President,       1998     181,768(4)    75,092          --         80,000       --
  Chief Marketing Officer         1997     142,500           --          --         26,000       --
Frederick T. Horn..............   1999    $204,375     $ 32,000    $     --         25,001       --
  Senior Vice President,          1998     148,334        4,000          --         40,000       --
  President Commercial            1997     134,167           --          --         22,000       --
  Business Unit
Stephen E. Webb................   1999    $200,000     $ 33,000    $     --         22,000       --
  Senior Vice President,          1998     157,500        4,000          --         20,000       --
  Chief Financial Officer         1997     139,167       45,079          --         20,334       --

---------------

(1) These amounts reflect salary paid for the full fiscal year 1999.

(2) Commenced employment in April 1999.

(3) Includes $57,813 of commissions.

(4) Includes $22,185 of commissions.

(5) In August 1999 Patrick J. Fortune purchased 20,000 shares of Common Stock at a nominal price pursuant to a restricted stock award. These shares vest as follows: 6,667 on April 1, 2000, 6,667 on April 1, 2001 and 6,666 on April 1, 2002. As of December 31, 1999, Mr. Fortune's restricted stock holdings were 20,000 shares and the value on that date of such shares, using the closing price on such date, was $952,500.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth, as to the Named Officers, information concerning stock options granted during the year ended December 31, 1999.

                                                  INDIVIDUAL GRANTS
                                 ---------------------------------------------------    POTENTIAL REALIZABLE VALUE
                                 NUMBER OF      PERCENT OF                              AT ASSUMED ANNUAL RATES OF
                                 SECURITIES   TOTAL OPTIONS                            STOCK PRICE APPRECIATION FOR
                                 UNDERLYING     GRANTED TO                                    OPTION TERM(4)
                                  OPTIONS      EMPLOYEES IN    EXERCISE   EXPIRATION   -----------------------------
NAME                             GRANTED(1)   FISCAL YEAR(2)    PRICE      DATE(3)          5%              10%
----                             ----------   --------------   --------   ----------   -------------   -------------
George F. (Rick) Adam, Jr. ....        --            --             --       --                 --              --
Patrick J. Fortune.............   350,000         10.26%        $41.00     04/22/04     $3,964,640      $8,760,819
                                   60,000          1.76%         14.00     07/23/04        232,077         512,828
Robert I. Theis................    25,001           .73%         14.00     07/23/04         96,702         213,687
                                   30,000           .88%         20.50     10/06/04        169,913         375,464
Frederick T. Horn..............    25,001           .73%         14.00     07/23/04         96,702         213,687
Stephen E. Webb................    20,000           .59%         14.00     07/23/04         77,359         170,943
                                    2,000           .06%         20.50     10/06/04         11,328          25,031

---------------

(1) The options in this table are either incentive stock options granted under the Amended and Restated 1995 Stock Option Plan or non-qualified stock options granted under the 1998 Non-Statutory Stock Option Plan; all of the options have exercise prices equal to the fair market value on the date of grant. All such options have five-year terms.

(2) The Company granted options to purchase 3,411,561 shares of Common Stock to employees and consultants in 1999.

(3) Options may terminate before their expiration upon the termination of optionee's status as an employee or consultant, the optionee's death or an acquisition of the Company.

(4) Potential realizable value assumes that the stock price increases from the exercise price at the date of grant until the end of the option term (5 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of approximately 28% (at 5% per year) and 61% (at 10% per year). If the price of the Company's Common Stock were to increase at such rates from the price at 1999 fiscal year end ($47.625 per share) over the next 5 years, the resulting stock price at 5% and 10% appreciation would be $60.78 and $76.70, respectively. The assumed annual rates of appreciation are specified in SEC rules and do not represent the Company's estimate or projection of future stock price growth. The Company does not necessarily agree that this method can properly determine the value of an option.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth, as to the Named Officers, certain information concerning stock options exercised during 1999 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1999. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 1999.

      AGGREGATED OPTION EXERCISES IN 1999 AND 1999 YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                              OPTIONS AT FISCAL YEAR         IN-THE-MONEY OPTIONS
                                   SHARES        VALUE                END(#)               AT FISCAL YEAR END ($)(1)
                                ACQUIRED ON     REALIZED    ---------------------------   ---------------------------
NAME                            EXERCISE (#)      ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                            ------------   ----------   -----------   -------------   -----------   -------------
George F. (Rick) Adam, Jr. ...         --              --      14,333         27,666      $  543,695     $  918,352
Patrick J. Fortune............     14,443         557,861          --        438,889              --      5,446,670
Robert I. Theis...............     20,000       1,002,300     144,460        134,665       5,702,354      4,548,481
Frederick T. Horn.............     65,436       2,679,570      63,232         69,333       2,760,989      2,474,445
Stephen E. Webb...............     41,938       1,245,650      84,064         49,666       3,584,087      1,772,018

---------------

(1) Market value of underlying securities based on the closing price of Company's Common Stock on December 31, 1999 (the last trading day of fiscal
    1999) on the Nasdaq National Market of $47.625 minus the exercise price.

                              CERTAIN TRANSACTIONS

     During 1999, the Company funded approximately $19,666,000 toward a short-term loan to Greenwood Plaza Partners, LLP ("GPP") for construction of two buildings and a parking structure. GPP is principally owned by George F. Adam, Jr., the Company's Chairman/Chief Executive Officer. The Company is currently leasing the completed portions of the buildings from GPP for use as its principal corporate headquarters. The initial lease term is for 10 years at an annual rental amount of approximately $941,000 and commenced upon occupancy of the building during August 1999. This initial annual lease rate is subject to two scheduled lease escalations in years six and nine at market rates. Total rent expense paid by the Company in 1999 under this lease was $425,000.

     In connection with this loan, the Company has committed to fund up to an additional $11,774,000. The loan matures in April 2000 and bears interest at a floating interest rate of 90-day LIBOR plus 2.05%. For 1999, the Company recorded interest income of approximately $684,000 from this note. GPP intends to obtain permanent financing from a third-party lender. The terms of the note receivable are consistent with those that were in place with GPP's previous construction financing lender and have been approved by the Company's Board of Directors. The loan is secured by the project's assets, the project's rental income and the personal guarantee of George F. Adam, Jr.

     A company owned by George F. Adam, Jr. and his family members provides air transportation service for the Company. Total expenses incurred during the year 1999 for services rendered by this related party were approximately $354,000.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Committee") consists of directors Steven Lazarus, Mark L. Gordon and Joseph E. Kasputys, none of whom is an employee or officer of the Company. The Committee sets policy and administers the Company's cash and equity incentive programs for the purpose of attracting and retaining highly skilled executives who will promote the Company's business goals and build long-term stockholder value. The Committee is also responsible for reviewing and making recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation and loans, and all bonus and stock compensation to all employees.

     To the extent appropriate, the Company intends to take the necessary steps to conform its compensation practices to comply with the $1 million compensation deduction cap under Section 162(m) of the Internal Revenue Code of 1986, as amended.

COMPENSATION PHILOSOPHY AND POLICIES

     The policy of the Committee is to attract and retain key personnel through the payment of competitive base salaries and to encourage and reward performance through bonuses and stock ownership. The Committee's objectives are to:

     - ensure that there is an appropriate relationship between executive compensation and the creation of stockholder value;

     - ensure that the total compensation program will motivate, retain and attract executives of outstanding abilities; and

     - ensure that current cash and equity incentive opportunities are competitive with comparable companies.

ELEMENTS OF COMPENSATION

     Compensation for officers and key employees includes both cash and equity elements.

     Cash compensation consists of base salary, which is determined on the basis of the level of responsibility, expertise and experience of the employee, and competitive conditions in the industry. The Committee believes that the salaries of its officers fall within the software industry norm. In addition, cash bonuses may be awarded to officers and other key employees. Compensation of sales personnel also includes sales commissions tied to quarterly targets.

     Ownership of the Company's Common Stock is a key element of executive compensation. Officers and other employees of the Company are eligible to participate in the Amended and Restated 1995 Stock Option Plan and the 1997 Employee Stock Purchase Plan (the "Purchase Plan"), each of which was adopted prior to the Company's initial public offering in June 1997 and the 1998 Non Statutory Stock Option Plan which was adopted in 1998 by the Board of Directors (collectively the "Option Plans"). The Option Plans permit the Board of Directors or the Committee to grant stock options to employees on such terms as the Board of Directors or the Committee may determine. The Committee has the sole authority to grant stock options to executive officers of the Company and is currently administering stock option grants to all employees. In determining the size of a stock option grant to a new officer or other key employee, the Committee takes into account equity participation by comparable employees within the Company, external competitive circumstances and other relevant factors. Additional options may be granted to current employees to reward exceptional performance or to provide additional unvested equity incentives. The Purchase Plan permits employees to acquire Common Stock of the Company through payroll deductions and promotes broad-based equity participation throughout the Company. The Committee believes that such stock plans align the interests of the employees with the long-term interests of the stockholders.

     The Company also maintains a 401(k) Plan to provide retirement benefits through tax deferred salary deductions for all its employees. The Company did not contribute to the 401(k) Plan in 1999 or previous years, but does intend to commence a matching contribution using Common Stock of the Company in 2000.

1999 EXECUTIVE COMPENSATION

     Executive compensation for 1999 included base salary, cash and equity-based incentive compensation and, in the case of sales executives, sales commissions. Cash incentive compensation is designed to motivate executives to attain corporate, business unit and individual goals. The Company's policy is to have a significant portion of an executive's total compensation at risk based on the Company's overall performance. Executive officers, like other employees, were eligible for option grants under the Option Plans.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Compensation for the Chief Executive Officer is determined by a process similar to that discussed above for executive officers. The Chief Executive Officer's target base pay level has been analyzed using data for comparable software companies. Mr. Adam receives no other material compensation or benefits not provided to all executive officers.

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the tax deductibility of cash compensation paid to individual executive officers to $1 million per officer. The cash compensation to be paid to the Company's executive officers in fiscal 1999 is not expected to exceed the $1 million limit per individual officer.

                                            COMPENSATION COMMITTEE
                                            OF THE BOARD OF DIRECTORS

                                            Steven Lazarus
                                            Mark L. Gordon
                                            Joseph E. Kasputys

                     COMPANY STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the cumulative total return to stockholders on the Company's Common Stock with the cumulative return of the Nasdaq Composite Stock Market Index (the "Nasdaq Composite Index") and the Standard & Poors 500 Index (the "S&P 500 Index"). The graph assumes that $100 was invested on June 19, 1997 in the Company's Common Stock, the Nasdaq Composite Index and the S&P 500 Index, including reinvestment of dividends. No dividends have been declared or paid on the Company's Common Stock. Historic price performance is not indicative of future stock price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
  AMONG NEW ERA OF NETWORKS, INC., THE S&P 500 INDEX AND THE NASDAQ COMPOSITE
                                     INDEX

                                    [GRAPH]

----------------------------------------------------------------------------------------------------------------------------------
                                6/19/97    6/97      9/97      12/97     3/98      6/98      9/98      12/98     3/99      6/99
----------------------------------------------------------------------------------------------------------------------------------
 New Era of Networks, Inc.        100       138       115        94       200       254       340       733      1,129      732
 NASDAQ Stock Market (U.S.)       100       100       117       109       128       131       119       154        172      188
 S&P 500                          100        99       106       109       124       128       116       140        147      157

------------------------------  -------------------
                                  9/99      12/99
------------------------------  -------------------
 New Era of Networks, Inc.         360       794
 NASDAQ Stock Market (U.S.)        193       278
 S&P 500                           148       170

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have the discretion to vote the shares they represent in accordance with their own judgment on such matters.

     It is important that your shares be presented at the meeting, regardless of the number of shares you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the enclosed envelope.

                                            THE BOARD OF DIRECTORS

Englewood, Colorado
April 17, 2000

                            NEW ERA OF NETWORKS, INC.

                 AMENDED AND RESTATED 1997 DIRECTOR OPTION PLAN

The 1997 Director Option Plan has been amended and restated as of April 13, 2000 pursuant to Action by Unanimous Consent of the Board of Directors on that date. All share amounts set forth within the Plan have been adjusted to reflect the two-for-one stock split which occurred November 23, 1998.

     1. Purposes of the Plan. The purposes of this 1997 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

     All options granted hereunder shall be nonstatutory stock options.

     2.   Definitions. As used herein, the following definitions shall apply:

          (a)  "Board" means the Board of Directors of the Company.

          (b) "Change in Control" means the occurrence of any of the following events:

               (i) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

               (ii) The acquisition by any Person or Group of Persons as Beneficial Owner (as such terms are defined in the Securities Exchange Act of 1934, as amended), directly or indirectly, other than George F. (Rick) Adam, Jr., of securities of the Company representing a majority of the total voting power represented by the Company's then outstanding voting securities.

               (iii) A majority of the Board of Directors of the Company in office at the beginning of any thirty-six (36) month period is replaced during the course of such thirty-six (36) month period (other than by voluntary resignation of individual directors in the ordinary course of business) and such replacement was not initiated by the Board of Directors of the Company as constituted at the beginning of such thirty-six (36) month period.

          (c)  "Code" means the Internal Revenue Code of 1986, as amended.

          (d)  "Common Stock" means the Common Stock of the Company.

          (e) "Company" means New Era of Networks, Inc., a Delaware corporation.

          (f)  "Director" means a member of the Board.

          (g) "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

          (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (i) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (j)  "Inside Director" means a Director who is an Employee.

          (k)  "Option" means a stock option granted pursuant to the Plan.

          (l)  "Optioned Stock" means the Common Stock subject to an Option.

          (m)  "Optionee" means a Director who holds an Option.

          (n) "Outside Director" means a Director who is (i) not an Employee and (ii) not a partner nor a member of any venture capital firm which owns securities of the Company having more than five percent (5%) of the total voting power of the Company.

          (o) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (p)  "Plan" means this 1997 Director Option Plan.

          (q) "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

          (r) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

     3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 400,000 Shares of Common Stock (the "Pool") plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2001, equal to the lesser of (i) 200,000 shares or (ii) an amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock. The number of Shares in the Pool and the number of Shares subject to each grant provided for in Section 4 below give effect to a 2 for 9 reverse stock split of the Common Stock approved by the Board in June 1997 and to a 2 for 1 forward stock split effected on November 23, 1998.

          If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     4.   Administration and Grants of Options under the Plan.

          (a) Procedure for Grants. All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

               (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

               (ii) Each Outside Director who shall first become an Outside Director following completion of the Company's initial underwritten public offering shall be automatically granted an Option to purchase 33,332 Shares (the "First Option") on the date on which the later of the following events occurs:
(A) the effective date of this Plan, as determined in accordance with Section 6 hereof, or (B) the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

               (iii) Each Outside Director shall be automatically granted an Option to purchase 11,000 Shares (a "Subsequent Option") each year following completion of the Company's initial underwritten public offering on the first day after the annual stockholder meeting provided he or she is then an Outside Director and as of such date he or she shall have served on the Board for at least the preceding six (6) months.

               (iv) Notwithstanding the provisions of subsections (ii) and (iii) hereof, any exercise of an Option granted before the Company has obtained shareholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 16 hereof.

               (v) The terms of a First Option granted hereunder shall be as follows:

                    (A)  the term of the First Option shall be ten (10) years.

                    (B) the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

                    (C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the First Option. In the event that the date of grant of the First Option is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant of the First Option.

                    (D) subject to Section 10 hereof, the First Option shall become exercisable as to one-third (1/3) of the Shares subject to the First Option on each year on the anniversary of its date of grant, provided that the Optionee continues to serve as a Director on such dates.

               (vi) The terms of a Subsequent Option granted hereunder shall be as follows:

                    (A) the term of the Subsequent Option shall be ten (10) years.

                    (B) the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

                    (C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Subsequent Option. In the event that the date of grant of the Subsequent Option is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant of the Subsequent Option.

                    (D) subject to Section 10 hereof, the Subsequent Option shall become exercisable as to 100% of the Shares subject to the Subsequent Option on the third anniversary of its date of grant, provided that the Optionee continues to serve as a Director on such date.

               (vii) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

     5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in
Section 4 hereof.

          The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director's relationship with the Company at any time.

     6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

     7. Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

     8.   Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 16 hereof has been obtained.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)  Termination of Continuous Status as a Director. Subject to
Section 10 hereof, in the event an Optionee's status as a Director terminates (other than upon the Optionee's death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

          (c) Disability of Optionee. In the event Optionee's status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

          (d) Death of Optionee. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     9. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     10. Adjustments Upon Changes in Capitalization, Dissolution or Change in Control.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, the number of shares that may be added annually to the shares reserved under the Plan (pursuant to Section 3(a)(i)), as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

          (c)  Change in Control.

               (i) In the event of a Change in Control, if the transaction is described in Section 2(b)(i), then each outstanding Option may be assumed or an equivalent option may be substituted by such successor corporation or a Parent or Subsidiary of such successor corporation (the "Successor Corporation"). In the event the Successor Corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including such Shares as to which the Option would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Board shall notify the Optionee that the Option is fully vested and exercisable for a period of fifteen (15) days from the date of such notice and the Option shall be canceled upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the Change in Control, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control event by holders of Common Stock for each Share held on the effective date of the transaction (and if the holders are offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the Change of Control event is not solely common stock of the Successor Corporation or its Parent, the Board may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the Successor Corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the outstanding Change in Control; and

               (ii) In the event of the termination of the Optionee's status as either a Director or a director of the Successor Corporation for any reason other than a voluntary resignation at any time within one (1) year after a Change in Control, each Option then held by an Optionee (including any assumed or substituted Options as a result of the Change in Control) shall immediately become vested and exercisable (and shall remain exercisable for a period of at least 15 days after notice from the Company or the Successor Corporation) with respect to all shares which would have otherwise become vested and exercisable within one (1) year of the date of Optionee's termination.

     11.  Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

     12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof.

     13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such

Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

          Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     15. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

     16. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company at or prior to the first annual meeting of shareholders held subsequent to the granting of an Option hereunder. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange rules.

                                   Appendix A

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

New Era of Networks, Inc.

                                   DETACH HERE

         PROXY

                            NEW ERA OF NETWORKS, INC.

                       6550 S. Greenwood Plaza Boulevard
                               ENGLEWOOD, CO 80111

                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

         The undersigned hereby appoints George F. Adam, Jr., Stephen Webb and Leonard Goldstein each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of New Era of Networks, Inc. (the "Company") held of record by the undersigned on March 31, 2000 at the Annual Meeting of Shareholders to be held on May 23, 2000 and any adjournments thereof.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

         PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                   DETACH HERE

[X]    PLEASE MARK
       VOTES AS IN
       THIS EXAMPLE.

1.     Election of Directors

       Nominees:  George F. (Rick) Adam, Jr. and Steven Lazarus

                  FOR       WITHHELD

                 [   ]       [   ]

         [  ]
                  ----------------
                  For all nominees except as noted above

2.     To approve an amendment to the Company's 1997 Director Option Plan to
       (a) increase the number of shares reserved for issuance thereunder by 200,000 shares, (b) include a provision providing for the automatic increase in the number of shares available for grant each fiscal year and (c) increase the annual option grant to non-employee directors from 10,000 to 11,000 shares.

                  FOR       WITHHELD

                 [   ]       [   ]

3. To ratify the appointment of Arthur Andersen LLP as independent auditors for the Company.

                  FOR       WITHHELD

                 [   ]       [   ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [    ]

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:                                  Date:
            ---------------------------           ----------------
Signature:                                  Date:
            ---------------------------           ----------------